Exhibit 99.1

CITI TRENDS PROVIDES BUSINESS UPDATE

Safely reopened the majority of stores across 33 states

Second quarter-to-date total sales increased 25% and comparable sales in reopened stores increased 53%, exceeding expectations

Company forms CitiCARES™ Council to support Black communities

SAVANNAH, GA (June 30, 2020) — Citi Trends, Inc. (NASDAQ: CTRN), the leading value retailer of apparel, accessories and home goods for way less spend primarily for African American families in the United States, today provided a second quarter-to-date business update and announced the formation of the CitiCARES™ Council.

Business Update

•	Safely reopened 564 of its 574 stores closed due to COVID-19, with the remaining stores expected to open by the end of July
•	Brought back to work substantially all associates in stores, distribution centers and corporate offices who had previously been furloughed
•	Total sales in the second quarter through June 27, 2020 increased 25% compared to the same period of the prior year, exceeding expectations
•	Comparable store sales for reopened stores from their respective opening dates in the second quarter through June 27, 2020 increased 53%

David Makuen, Chief Executive Officer, said, “We are thrilled with our strong second quarter-to-date total and comparable store sales results as we continue to benefit from a combination of the strength of our brand, our value proposition and the federal government stimulus that began in early April. Our strong second quarter-to-date performance was driven by growth in both transactions and the average transaction size. Our buying team’s elevated use of data-driven insights to leverage identified patterns in customer behaviors has served us well as we capitalize on opportunistic merchandise opportunities and successfully deliver new and relevant product for our customers at healthy margins.”

Forms CitiCARESTM Council

Operating stores predominantly in Black communities, Citi Trends has a special interest in doing its part to address the indelible racism in our communities across the country and advance the cause of justice and racial equality. The Company has a long-standing commitment to provide a safe and welcoming space for customers and associates where their differences and diversities are respected and celebrated. It prides itself on being a good neighbor. Now more than ever, the Company recognizes that it is the time to speak up for our neighbors and stand together with others to support the fight against racism.

Effective June 2020, Citi Trends has formed the “CitiCARES™ Council” made up of a diverse set of individuals that will create and oversee initiatives of change. This council will define how Citi Trends will move forward, together with communities across the country, to contribute to elevating humanity to a place of peace and inclusion so that families of color experience equality wherever they may walk, work, shop and carry out their lives.

Mr. Makuen continued, “Over the decades, Citi Trends has become an integral part of the neighborhoods in which we proudly serve, neighborhoods that have disproportionately experienced the effects of racism and discrimination. As we face such inexcusable inequality, it is time to speak up and stand together to fight for racial equality and justice. It is our collective responsibility to work every day to support this vision and we will do our part. CitiCARES will be our pillar for implementing actions that really matter to the families we serve each and every day.”

Guidance

Based on the Company’s quarter-to-date performance, the Company is estimating fiscal 2020 second quarter total sales to increase in the mid-teens, with meaningful margin expansion and leverage in expenses, and improvement in earnings per share compared to the second quarter of the prior year. This estimate is subject to potential consumer and marketplace volatility during the current stages of the COVID-19 pandemic and therefore may change as the quarter continues to progress.

Reiterates Long-Term Strategic Plan

As the Company navigates the current times and returns to a version of normal, its vision remains the same – Citi Trends aspires to be a leader in the value retailing space, one of few multi-category, value-priced retailers focused primarily on the African American market. The Company provides a differentiated assortment of basics, fashion, trends and sought-after brands at compelling prices.

The Company is continuing to make meaningful progress on its long-term strategic plan, including:

•	Maximizing real estate opportunities, including the opening of four new stores thus far in the second quarter of fiscal 2020;
•	Making improvements in supply chain, including reductions in freight cost and four-wall efficiencies;
•	Reducing inventories, increasing margins and increasing turns of an appealing assortment of always-fresh merchandise; and
•	Addressing select technology enhancements to improve efficiencies and productivity.

The Company anticipates that as the country normalizes and assuming no further complications from the COVID-19 pandemic, that it will return to executing on the plan that increases earnings per share at a compounded annual growth rate of 20% to 25%.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of fashion apparel, accessories and home goods for the entire family. The Company operates 577 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory), the ongoing COVID-19 (coronavirus) pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing, the impacts of COVID-19 on the Company's financial condition, business operation and liquidity, including the reopening of the Company’s retail stores and distribution centers, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.